CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 29, 2008, relating to the financial statements of Transformation Capital Corporation and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
April 25, 2008